EXHIBIT 3.1
BY-LAWS
OF
GULF ISLAND FABRICATION, INC.
(As Amended and Restated through November 1, 2018)

ARTICLE I
OFFICERS
Section 1.1    Principal Office. The principal office of Gulf Island Fabrication, Inc. (the “Corporation”) shall be located at 16225 Park Ten Place, Suite 280, Houston, Texas 77084, or such other office as the board of directors of the Corporation (the “Board of Directors”) may designate from time to time.
Section 1.2    Additional Offices. The Corporation may have such offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
SHAREHOLDER MEETINGS
Section 2.1    Place of Meetings. Unless otherwise required by law or these By-laws, all meetings of the shareholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Louisiana, or by means of remote communication, as may be designated by the Board of Directors.
Section 2.2    Annual Meetings of Shareholders. An annual meeting of shareholders shall be held each year on the date and at the time as the Board of Directors shall designate, for the purpose of electing directors and of the transaction of such other business as may be properly brought before the meeting. If no annual shareholders’ meeting is held for a period of eighteen months, any shareholder may call such meeting, in accordance with applicable law, to be held at the registered office of the Corporation as shown on the records of the Secretary of State of the State of Louisiana.
Section 2.3    Special Meetings. Special meetings of shareholders, for any purpose or purposes, may be called by or at the direction of the Board of Directors. Shareholders holding at least ten percent of all the votes entitled to be cast on an issue proposed to be considered at the proposed special meeting may call a special meeting of shareholders in accordance with applicable law.
Section 2.4    Notice of Meetings. Except as otherwise provided by law or the Articles of Incorporation, the authorized person or persons calling a shareholders’ meeting shall cause written notice of the date, time, place (or means of remote communication, if any) and purpose of the meeting to be given to all shareholders entitled to vote at such meeting, at least 10 days and not more than 60 days prior to the day fixed for the meeting. The notice of annual meeting need not state the purpose or purposes thereof, unless action is to be taken at the meeting as to which notice is required by law or the By-laws. The notice of special meeting shall state the purpose or purposes thereof, and the business conducted at any special meeting shall be limited to the purpose or purposes stated in the notice.
Section 2.5    List of Shareholders. At every meeting of shareholders, a list of shareholders entitled to vote, arranged alphabetically and certified by the Secretary or by the agent of the Corporation having charge of transfers of shares, showing the number and class of shares held by each such shareholder on the record date for the meeting and confirming the number of votes per share as to which each such shareholder is entitled, shall be produced on the request of any shareholder from and after the second business day after notice of the meeting is given.
Section 2.6    Quorum. At all meetings of shareholders, the holders of a majority of the shares issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum; provided, however, that this subsection shall not have the effect of reducing the vote required to approve any matter that may be established by law or the Articles of Incorporation.
Section 2.7    Voting. When a quorum is present at any meeting of shareholders, the affirmative vote of the holders of a majority of the votes cast shall decide each matter brought before such meeting (except for the election of directors), unless the resolution of the question requires, by express provision of law or the Articles of Incorporation, a different vote or one or more separate votes by the holders of a class or series of capital stock, in which case such express provision shall apply and control the decision of such question. Each shareholder shall be entitled to cast one (1) vote for each share of stock held by such shareholder if such shareholder is entitled to vote such share on the matter being considered at the meeting.
Section 2.8    Proxies. A shareholder (or the shareholder’s agent or attorney-in-fact) may, by signing an appointment form (“Appointment”) or by an electronic transmission, appoint another person as proxy (“Proxy”) to vote or otherwise act for the shareholder. Unless (a) the Appointment or electronic transmission states that it is irrevocable and (b) the Appointment is coupled with an interest, an Appointment shall be revocable at will by the appointing shareholder. Notwithstanding anything to the contrary therein, every revocable Appointment shall be deemed to expressly provide that the authority of the Proxy terminates, unless sooner revoked, at the completion of a single shareholders’ meeting (including adjournments), which must be identified by date and hour in the Appointment. Every Proxy shall be bound by any express voting instructions in the Appointment. Unless otherwise expressly provided in an Appointment, it shall be deemed to confer on the Proxy a power to substitute by written instrument another person or persons in place of the Proxy to vote or otherwise act for the shareholder, within the limits specified in the Appointment, in the event of the inability or unwillingness for whatever reason of the Proxy to so vote or act.
Section 2.9    Advance Notice.
(a)    At an annual meeting of shareholders, only such business shall be conducted (except for the election of directors in accordance with the procedures below in subpart (b)) as shall have been brought before the annual meeting (x) pursuant to the Corporation’s notice of annual meeting (or any supplement thereto), (y) by or at the direction of the Board of Directors or any committee thereof or (z) by any shareholder of the Corporation who was a shareholder of record of the Corporation at the time the notice provided for in this Section 2.9(a) is received by the Secretary of the Corporation, who is entitled to vote at the annual meeting, and who complies with the notice procedures set forth in this Section 2.9(a). Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of the annual meeting (and therefore included in the business of the annual meeting pursuant to the foregoing clause (x)), the foregoing clause (z) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of shareholders. For business to be properly brought before an annual meeting by a shareholder pursuant to the foregoing clause (z), the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice must be received by the Secretary at the principal office of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than ninety (90) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given (or with respect to which there has been a public announcement of the date of the annual meeting) commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. A shareholder’s notice to the Secretary shall set forth:
(i)    as to each matter the shareholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the By-laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting;
(ii)    the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and the Shareholder Associated Person (as defined below), if any, on whose behalf the proposal is made;
(iii)    the class, series and number of shares of the Corporation which are directly or indirectly owned beneficially or of record by the shareholder, and a Shareholder Associated Person, if any;
(iv)    any material interest of the shareholder and Shareholder Associated Person, if any, in such business;
(v)    a description of any agreement, arrangement or understanding with respect to the proposal between or among such shareholder and such Shareholder Associated Person, if any;

(vi)    a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or such Shareholder Associated Person, if any, has a right to vote, directly or indirectly, any stock of the Corporation or pursuant to which any other person has the right to vote, directly or indirectly, any stock owned by such shareholder or Shareholder Associated Person, if any;
(vii)    a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and such Shareholder Associated Person, if any, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder and such Shareholder Associated Person, if any, with respect to shares of stock of the Corporation;
(viii)    a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and
(ix)    a representation that the shareholder or Shareholder Associated Person, if any, intends, or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of record of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies from shareholders in support of such proposal.
For purposes of this Section 2.9, the term “Shareholder Associated Person” of any shareholder shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder, (C) any person controlling, controlled by or under common control with such Shareholder Associated Person, and (D) any person acting in concert with any of the foregoing.
Notwithstanding anything in these By-laws to the contrary, no business (except for the election of directors in accordance with the procedures below in subpart (b)) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.9(a). The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of these By-laws, and if he or she should so determine, he or she shall so declare to the annual meeting and any such business not properly brought before the annual meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.9(a), unless otherwise required by law or otherwise determined by the presiding officer of the annual meeting, if the shareholder does not appear in person or is not represented by proxy at the annual meeting to present the proposed business, such proposed business shall not be transacted.
(b)    Unless provided otherwise in the Articles of Incorporation, nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of shareholders or a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (x) by or at the direction of the Board of Directors or any committee thereof or (y) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who was a shareholder of record of the Corporation at the time the notice provided for in this Section 2.9(b) is received by the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.9(b). For nominations to be properly made by a shareholder pursuant to this Section 2.9(b), the shareholder must have given timely notice in writing to the Secretary of the Corporation. To be timely with respect to an annual meeting, a shareholder’s notice must be received by the Secretary at the principal office of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than ninety (90) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. To be timely with respect to a special meeting at which directors are to be elected pursuant to the Corporation’s notice of special meeting, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such special meeting is first made. In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth:
(i)    as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(ii)    as to the shareholder giving the notice and the Shareholder Associated Person, if any, on whose behalf the nomination is made (i) the name and address, as they appear on the Corporation’s books, of such shareholder and of such Shareholder Associated Person, if any, and (ii) the class, series and number of shares of the Corporation which are directly or indirectly owned beneficially or of record by such shareholder and Shareholder Associated Person, if any;
(iii)    a description of any agreement, arrangement or understanding with respect to the nomination between or among such shareholder and such Shareholder Associated Person, if any, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing;
(iv)    a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or such Shareholder Associated Person, if any, has a right to vote, directly or indirectly, any stock of the Corporation or pursuant to which any other person has the right to vote, directly or indirectly, any stock owned by such shareholder or Shareholder Associated Person, if any;
(v)    a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and
(vi)    a representation whether the shareholder or Shareholder Associated Person, if any, intends, or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of record of at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the shareholder or the Shareholder Associated Person, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the shareholder and/or (ii) otherwise to solicit proxies from shareholders in support of such nomination.
At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be provided by a shareholder nominee pursuant to this Section 2.9(b).
No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.9(b). The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 2.9(b), and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.9(b), unless otherwise required by law or otherwise determined by the presiding officer of the meeting, if the shareholder does not appear in person or by proxy at the meeting to present the proposed nomination, such proposed nomination shall not be made or considered.
(c)    In addition to the provisions of this Section 2.9, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.
(d)    Nothing in this Section 2.9 shall be deemed to affect any rights of the holders of any series of Preferred Stock of the Corporation (if and when outstanding) or the rights of a shareholder pursuant to Rule 14a-8 under the Exchange Act.
(e)    In accordance with Section 2.4 of these By-laws, only such business (except for the election of directors in accordance with the procedures below in subpart (b) of this Section 2.9) shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of special meeting.

Section 2.10    Treatment of Abstentions and Broker Non-Votes.
(a)    Except as otherwise required by applicable law, shares abstaining from voting shall be counted as present for purposes of determining whether a quorum is present but shall have no effect on the outcome of the vote on proposals or director nominees.
(b)    Except as otherwise required by applicable law, a broker non-vote shall be counted as present for purposes of determining whether a quorum is present (if a discretionary matter is to be considered at the meeting) but shall have no effect on the outcome of the vote on proposals or director nominees.
Section 2.11    Adjournments. Adjournments of any annual or special meeting of shareholders may be taken without new notice being given if the new date, time, or place is announced at the meeting before adjournment unless a new record date is fixed for the adjourned meeting, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors shall have been elected.
Section 2.12    Withdrawal. If a quorum is present or represented at a duly organized shareholders’ meeting, such meeting may continue to do business until adjournment, notwithstanding the refusal of any shareholders to vote.
Section 2.13    Lack of Quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine, subject, however, to the provisions of Section 2.10 hereof. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of that meeting and for any adjournment of that meeting unless a new record date is or must be set for that meeting.
Section 2.14    Presiding Officer. The Chairman of the Board or a person designated by the Chairman of the Board, or in their absence a person designated by the Board of Directors, shall preside at all shareholders’ meetings.
ARTICLE III
DIRECTORS
Section 3.1    Number. Except as otherwise fixed by or pursuant to Article IV(B) of the Articles of Incorporation (as it may be duly amended from time to time) relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors by class vote, the number of directors constituting the entire Board of Directors shall be not less than three nor more than twelve, the exact number of directors to be fixed from time to time within such range by a duly adopted resolution of the Board of Directors. The Secretary shall have the power to certify at any time as to the number of directors authorized and as to the class to which each director has been elected or assigned.
Section 3.2    Powers. All of the corporate powers shall be vested in, and the business and affairs of the Corporation shall be managed by, a Board of Directors, except as may be otherwise provided by law or in the Articles of Incorporation. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things which are not by law, the Articles of Incorporation or these By-laws directed or required to be done by the shareholders.
Section 3.3    Classes. The Board of Directors, other than those directors who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided, with respect to the time during which they shall hold office, into three classes as nearly equal in number as possible, with the initial term of office of Class I directors expiring at the annual meeting of shareholders to be held in 1998, of Class II directors expiring at the next succeeding annual meeting of shareholders and of Class III directors expiring at the second succeeding annual meeting of shareholders, with each director to hold office until his or her successor has been elected and qualified, or until his or her earlier resignation or removal. At each subsequent annual meeting of shareholders, directors chosen to succeed those whose terms then expire shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of each such director’s election and until his or her successor has been elected and qualified, or until his or her earlier resignation or removal. If the Board of Directors shall appoint any director to fill a vacancy on the Board of Directors, whether resulting from an increase in the number of directors or otherwise, or if the shareholders shall elect a director to fill an open seat not previously assigned to a class, such director shall be assigned to a class by the Board of Directors so that all classes of directors shall be as nearly equal in number as possible, and such director’s term shall expire at the succeeding annual meeting at which the terms of the other directors in that class expire. In the event of a decrease in the number of directors, the Board of Directors may reassign the remaining directors to classes so that all classes of directors shall be as nearly equal in number as possible.
Section 3.4    Election of Directors.
(a)    At each annual meeting of shareholders, directors shall be elected to succeed those directors whose terms then expire. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
(b)    Except as otherwise provided in this Section 3.4 or Section 3.5 of this Article III, each director shall be elected by the affirmative vote of a majority of the votes cast with respect to such director nominee at any meeting of shareholders held for the election of directors at which a quorum is present; provided, however, that if the number of nominees for director exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast at any such meeting. For purposes of this Section 3.1, “a majority of the votes cast” means that (i) the number of shares voted for a director exceeds the number of shares voted against that director and (ii) as provided in Section 2.10, abstentions and broker non-votes are not counted as votes cast.
(c)    The Corporation's Corporate Governance and Nominating Committee (the “CGNC”) shall maintain procedures pursuant to which any incumbent director nominee who is not re-elected shall offer to tender his or her resignation to the Board of Directors. The CGNC shall then make a recommendation to the Board of Directors as to whether to accept or reject the offer of resignation, or whether other action should be taken. The Board of Directors shall act on the CGNC’s recommendation promptly after it has been received and will publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results.
Section 3.5    Vacancies. Except as otherwise provided in the Articles of Incorporation or these By-laws, the office of a director shall become vacant if he or she dies, resigns, retires, is disqualified, or is duly removed from office. A vacancy also occurs in the Board of Directors if any new directorship is created by an increase in the authorized number of directors.
Section 3.6    Filling Vacancies. Except as otherwise provided in the Articles of Incorporation or Section 3.10 of these By-laws, any vacancy on the Board of Directors (including any vacancy resulting from an increase in the authorized number of directors) may, notwithstanding any resulting absence of a quorum of directors, be filled by a vote of at least two-thirds of the directors remaining in office, provided that the shareholders shall have the right to fill the vacancy at any special meeting called for such purpose prior to such action by the Board of Directors. A director elected pursuant to this Section 3.6 shall serve until the next shareholders’ meeting held for the election of directors of the class to which he or she shall have been appointed and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.
Section 3.7    Resignation. Any director may resign at any time by delivering a written resignation to the Chairman of the Board or the Secretary (including by electronic transmission). Any such resignation is effective when delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.
Section 3.8    Removal. Directors may be removed in accordance with the applicable provisions of the Articles of Incorporation and applicable law.
Section 3.9    Notice of Shareholder Nominees. Except as otherwise provided in Section 3.10 of these By-laws, only persons who are nominated in accordance with the procedures set forth in Section 2.9 of these By-laws shall be eligible for election as directors.
Section 3.10    Directors Elected by Preferred Shareholders. Notwithstanding anything in these By-laws to the contrary, whenever the holders of any one or more classes or series of stock having a preference over the Common Stock as to dividends or upon liquidation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of the Articles of Incorporation (as they may be duly amended from time to time) fixing the rights and preferences of such preferred stock shall govern with respect to the nomination, election, term, removal or other related matters with respect to such directors. If a vacant office was held by a director elected by a voting group consisting of holders of such preferred stock, only the shareholders of that voting group are entitled to fill the vacancy if it is filled by shareholders, and only the directors elected by that voting group are entitled to fill the vacancy if it is filled by the directors.
Section 3.11    Compensation of Directors. Directors shall receive such compensation for their services, in their capacity as directors, as may be fixed by resolution of the Board of Directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV
MEETINGS OF THE BOARD
Section 4.1    Place of Meetings. The meetings of the Board of Directors may be held at such place within or without the State of Louisiana, or by means of remote communication, as a majority of the directors may from time to time appoint.
Section 4.2    Initial Meetings. Except as otherwise determined by the Board of Directors, the first meeting of each newly-elected Board of Directors shall be held immediately following the shareholders’ meeting at which the Board of Directors, or any class thereof, is elected and at the same place as such meeting, and no notice of such first meeting shall be necessary for the newly-elected directors in order legally to constitute the meeting.
Section 4.3    Regular Meetings; Notice. Regular meetings of the Board of Directors may be held at such times as the Board of Directors may from time to time determine. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting (provided that a schedule including such regular meeting shall have been provided to the Board of Directors at least three business days prior to such regular meeting).
Section 4.4    Special Meetings; Notice. Special meetings of the Board of Directors may be called by or at the direction of the Chairman of the Board or the President on reasonable notice given to each director, either by personal hand delivery or by telephone, mail, e-mail or any other comparable form of electronic communication. Special meetings shall be called by the Secretary in like manner and on like notice on the written request of a majority of the directors and if such officer fails or refuses, or is unable within 24 hours to call a meeting when requested, then the directors making the request may call the meeting on 48 hours’ written notice given to each director. The notice of a special meeting of directors shall state the date, time, place, if applicable, and purpose of the special meeting.
Section 4.5    Waiver of Notice. Directors present at any regular or special meeting shall be deemed to have received, or to have waived, due notice thereof, provided that a director shall not be deemed to have received or waived due notice if (a) at the beginning of the meeting, he or she objects to holding the meeting or the transaction of any business at the meeting or (b) the objection is to the consideration of an item of business outside the scope of the purposes stated in the notice of the meeting and the director objects to the consideration of that item promptly after the item is first raised for consideration at the meeting. A director who objects to the holding of a meeting or the transaction of certain business at a meeting but who thereafter participates in the meeting does not waive notice except with respect to those items the director votes to approve.
Section 4.6    Quorum. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business. Except as otherwise provided by law, the Articles of Incorporation or these By-laws, if a quorum is present when the vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

Section 4.7    Withdrawal. If a quorum was present when the meeting convened, the directors present may continue to do business, taking action by vote of a majority of a quorum as fixed in Section 4.6 hereof, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed in Section 4.6 hereof or the refusal of any director present to vote.
Section 4.8    Action by Consent. Any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and if the writings or electronic transmissions are filed with the records of proceedings of the Board of Directors or committee, as applicable.
Section 4.9    Meetings by Telephone or Similar Communication. Members of the Board of Directors may participate at and be present at any meeting of the Board of Directors or any committee thereof by means of conference telephone or similar communications equipment if all persons participating in such meeting can simultaneously hear and communicate with each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
ARTICLE V
COMMITTEES OF THE BOARD
Section 5.1    General. The Board of Directors may designate one or more committees, each committee to consist of three or more of the directors of the Corporation (and one or more directors may be named as alternate members to replace any absent or disqualified regular members), which, to the extent provided by resolution of the Board of Directors or these By-laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to documents, but no such committee shall have power or authority to amend the Articles of Incorporation, adopt an agreement of merger, consolidation or share exchange, adopt or recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s assets, recommend to the shareholders a dissolution of the Corporation or a revocation of dissolution, remove directors, fill a vacancy on the Board of Directors, declare a dividend or adopt, amend or repeal by-laws. Such committee or committees shall have such name or names as may be determined, from time to time, by the Board of Directors. Any vacancy occurring in any such committee shall be filled by the Board of Directors. Each such member of a committee shall hold office during the term designated by the Board of Directors.
Section 5.2    Meetings of Committees. All meetings of committees shall be called by their respective chairmen upon the notice specified in Section 4.4 and shall be considered special meetings. A majority of the total number of members of a committee shall constitute a quorum. If a quorum is present when action is taken, the affirmative vote of committee members present constituting not less than a majority of the entire committee shall be the act of the committee. The provisions of Sections 4.5 and 4.9 shall apply, mutatis mutandis, to proceedings of committees of the Board.

ARTICLE VI
NOTICES
Section 6.1    Form of Delivery. Whenever under the provisions of law, the Articles of Incorporation or these By-laws notice is required to be given to any shareholder or director, it shall not be construed to mean notice by personal hand delivery unless otherwise specifically provided in the Articles of Incorporation or these By-laws, but such notice may be given by mail, addressed to such shareholder or director at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, or in such other manner as may be permitted by law or specified in these By-laws. Notices given by mail shall be deemed to have been given at the time they are deposited in the United States mail.
Section 6.2    Waiver. Whenever any notice is required to be given by law, the Articles of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the date and time stated therein, and delivered to the Corporation for inclusion in the minutes or filing in the records of the Company shall be deemed equivalent thereto. A shareholder’s attendance at a meeting does both of the following: (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Notice shall be deemed to have been waived by any director as provided in Section 4.5 of these By-laws.
ARTICLE VII
OFFICERS
Section 7.1    Designations. The officers of the Corporation shall be appointed by the directors and shall be the President, Secretary and Treasurer. The Board of Directors may appoint a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Chief Accounting Officer, one or more Executive Vice Presidents and such other officers as it shall deem necessary. The same individual may simultaneously hold more than one office in the Corporation. Officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. To the extent permitted by law, more than one office may be held by a single person.
Section 7.2    Term of Office. The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any officer may resign at any time upon notice to the Corporation. Such resignation shall take effect at the time specified therein and acceptance of such resignation shall not be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officers, if any, with the Corporation, but the appointment of an officer shall not in and of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting or by the officer, including any successor to that officer, who appointed the officer whose office is being vacated.

Section 7.3    The Chairman of the Board. The Board of Directors may appoint a Chairman of the Board who shall preside at meetings of the Board of Directors and the shareholders and perform such other duties as may be designated by the Board of Directors or these By-laws. The Chairman of the Board shall not, solely by virtue of such position, be an officer of the Corporation but may be designated an officer by the Board of Directors.
Section 7.4    The President. The President shall, unless otherwise provided by the Board of Directors, have general and active responsibility for the management of the business of the Corporation, shall be the chief executive officer of the Corporation, shall supervise the daily operations of the business of the Corporation and shall ensure that all orders, policies and resolutions of the Board of Directors are carried out.
Section 7.5    The Executive Vice Presidents. The Executive Vice Presidents (if any) shall have such designations and perform such duties as the President or the Board of Directors shall prescribe.
Section 7.6    The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He or she shall give, or cause to be given, notice of all meetings of the shareholders and regular and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President. He or she shall keep in safe custody the seal of the Corporation, if any, and affix such seal to any instrument requiring it.
Section 7.7    The Assistant Secretary. The Assistant Secretary shall have the same powers and duties as the Secretary and shall perform such other duties as may be prescribed by the Board of Directors or President. In the absence or disability of the Secretary, the Assistant Secretary shall perform the duties and exercise the powers of the Secretary. In the absence or disability of both the Secretary and Assistant Secretary, the Secretary or, in the absence or disability of the Secretary, the Assistant Secretary, may delegate such powers and duties of the Secretary as may be determined by the Secretary or Assistant Secretary, as applicable, for a period of time to be determined by the Secretary or Assistant, as applicable.
Section 7.8    The Treasurer. The Treasurer shall have the custody of the corporate funds and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall keep a proper accounting of all receipts and disbursements and shall disburse the funds of the Corporation only for proper corporate purposes or as may be ordered by the Board of Directors and shall render to the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition and results of operations of the Corporation.

ARTICLE VIII
STOCK
Section 8.1    Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by the President or an Executive Vice President and the Secretary or an Assistant Secretary evidencing the number and class (and series, if any) of shares owned by him or her, containing such information as required by law and bearing the seal of the Corporation. As provided in the Articles of Incorporation, the Board of Directors may approve the use of dual forms of stock certificates, one for issuance to U.S. citizen stockholders, and one for issuance to non-U.S. citizen stockholders. If any stock certificate is manually signed by a transfer agent or registrar other than the Corporation itself or an employee of the Corporation, the signature of any such officer may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar of the Corporation before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were an officer, transfer agent or registrar of the Corporation on the date of issue.
Section 8.2    Missing Certificates. The President or any Executive Vice President may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the Corporation’s receipt of an affidavit of that fact from the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the officers of the Corporation shall, unless dispensed with by the President, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to (a) give the Corporation a bond or (b) enter into a written indemnity agreement, in each case in an amount appropriate to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Section 8.3    Transfers. The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, subject to any restrictions on transfer of shares of the Corporation provided in the Articles of Incorporation, these By-laws, any agreement among shareholders, or any agreement between shareholders and the Corporation, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, provided that as a condition precedent to the transfer of shares on the records of the Corporation, the Corporation may require representations or other proof of the identity and citizenship of any prospective shareholder and may restrict transfers to non-U.S. citizens as provided in the Articles of Incorporation.

ARTICLE IX
RECORD DATE; DETERMINATION OF SHAREHOLDERS
For the purpose of determining shareholders entitled to notice of and to vote at a meeting, or to receive a dividend, or to receive or exercise subscription or other rights, or to participate in a reclassification of stock, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for determination of shareholders for such purpose, such date to be not more than 70 days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than 10 days, prior to the date on which the action requiring the determination of shareholders is to be taken. If no record date is fixed: (a) the record date for determining shareholders entitled to notice of and to vote at an annual or special meeting of shareholders shall be the day before the notice to shareholders is given, and (b) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the Board of Directors authorizes the action.
ARTICLE X
INDEMNIFICATION
Section 10.1    Permissible Indemnification of Directors. Except as otherwise provided in this Section 10, the Corporation may, to the maximum extent and in the manner permitted by law, indemnify an individual against liability incurred in a proceeding because such individual is a director after a determination has been made that indemnification is permissible because the director (a) conducted himself or herself in good faith and (i) in the case of conduct in an official capacity, reasonably believed that his or her conduct was in the best interest of the Corporation, or (ii) in other cases, reasonably believed that the director’s conduct was at least not opposed to the best interest of the Corporation, or (iii) with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, or (b) engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation for which liability has been eliminated in accordance with law (specifically, La.R.S. 12:1-832). Any such determination shall be made by a Determining Body, which shall be one of the following: (1) if there are two or more qualified directors (as defined in La.R.S. 12:1-143(A)(2)), by the Board of Directors by a majority vote of all qualified directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more qualified directors appointed by such vote, or (2) by special legal counsel selected either in the manner prescribed in subclause (1) or, if there are fewer than two qualified directors, by the Board of Directors, in which selection directors who are not qualified directors may participate, or (3) by the shareholders, except that shares owned by or voted under the control of a director who at the time is not a qualified director may not be voted on the determination. Authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible except that if there are fewer than two qualified directors, or if the determination is made by special legal counsel, authorization of indemnification shall be made by those entitled to select special legal counsel under the latter part of subclause (2). The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the relevant standard of conduct described in this Section 10.1.

Section 10.2    Mandatory Indemnification of Directors. The Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the Corporation against expenses incurred by the director in connection with the proceeding.
Section 10.3    Advance for Expenses. The Corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual was or is a member of the Board of Directors if the director delivers to the Corporation (a) a written affirmation of the director’s good faith belief that the relevant standard of conduct as set forth in Section 10.1 has been met by the director or that the proceeding involves conduct for which liability has been eliminated under the law (specifically, La.R.S. 12:1-832), and (b) a written undertaking of the director as required by law to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 10.2 and it is ultimately determined that the director has not met the relevant standard of conduct under Section 10.1. Authorizations for expense advancement under this Section 10.3 shall be made by (i) the Board of Directors in accordance with law (specifically, La.R.S. 12:1-853(C)(1)) or (ii) the shareholders, except that shares owned or voted under the control of a director who at the time is not a qualified director may not be voted on the authorization.
Section 10.4    Court-Ordered Indemnification and Advance for Expenses. A director who is a party to a proceeding because he or she is a director may petition the court conducting the proceeding for indemnification or an advance for expenses or, if the indemnification or advance for expenses is beyond the scope of the proceeding or of the jurisdiction of the court or other forum for the proceeding, may petition another court of competent jurisdiction.
Section 10.5    Indemnification Procedure.
(a)    Promptly upon becoming aware of the existence of any proceeding as to which he or she may be indemnified hereunder, a director (the “Indemnitee”) shall notify the President of the Corporation of the proceeding and whether he or she intends to seek indemnification hereunder. If such notice indicates that Indemnitee does so intend, the President shall promptly advise the Board of Directors thereof and notify the Board of Directors that the establishment, in accordance with La.R.S. 12:1-855, of a determining body (the “Determining Body”) with respect to the proceeding will be a matter presented at the next regularly scheduled meeting of the Board of Directors. Such a meeting is to be held within 90 calendar days of the date of the director’s request. If a meeting of the Board of Directors is not regularly scheduled within 120 calendar days of such request, the President shall cause a special meeting of the Board of Directors to be called within such period in accordance with these By-laws. After the Determining Body has been established the President shall inform the Indemnitee thereof and Indemnitee shall immediately provide the Determining Body with all facts relevant to the proceeding known to him or her. No later than the 60th day (the “Determination Date”) after its receipt of such information, together with such additional information as the Determining Body may request of Indemnitee, the Determining Body shall determine, and shall advise Indemnitee of its determination, whether indemnification is permissible.

(b)    During such 60-day period, Indemnitee shall promptly inform the Determining Body upon his or her becoming aware of any relevant facts not theretofore provided by him or her to the Determining Body, unless the Determining Body has obtained such facts by other means. The providing of such facts to the Determining Body shall not begin a new 60-day period.
(c)    The Determining Body shall have no authority to revoke a determination that indemnification is permissible unless Indemnitee (i) submits fraudulent information to the Determining Body at any time during the 60 days prior to the Determination Date or (ii) fails to comply with the provisions of subsections (a) or (b) hereof, including without limitation Indemnitee’s obligation to submit information or documents relevant to the proceeding reasonably requested by the Determining Body prior to the Determination Date.
(d)    In the case of any proceeding other than a proposed, threatened or pending criminal proceeding,
(i)    if indemnification is permissible, in the good faith judgment of the Determining Body, the Corporation may, in its sole discretion after notice to Indemnitee, assume all responsibility for the defense of the proceeding, and, in any event, the Corporation and the Indemnitee each shall keep the other informed as to the progress of the defense, including prompt disclosure of any proposals for settlement; provided that if the Corporation is a party to the proceeding and Indemnitee reasonably determines that there is a conflict between the positions of the Corporation and Indemnitee with respect to the proceeding, then Indemnitee shall be entitled to conduct his or her defense, with counsel of his or her choice; and provided further that Indemnitee shall in any event be entitled at his or her expense to employ counsel chosen by him or her to participate in the proceeding; and
(ii)    the Corporation shall fairly consider any proposals by Indemnitee for settlement of the proceeding. If the Corporation (A) proposes a settlement acceptable to the person bringing the proceeding, or (B) believes a settlement proposed by the person bringing the proceeding should be accepted, it shall inform Indemnitee of the terms thereof and shall fix a reasonable date by which Indemnitee shall respond. If Indemnitee agrees to such terms, he or she shall execute such documents as shall be necessary to effect the settlement. If he or she does not agree he or she may proceed in the defense of the proceeding in any manner he or she chooses, but if he or she is not successful on the merits or otherwise, the Corporation’s obligation to indemnify him or her for any liability incurred following his or her disagreement shall be limited to the lesser of (1) the total liability incurred by him or her following his or her decision not to agree to such proposed settlement or (2) the amount the Corporation would have paid pursuant to the terms of the proposed settlement. If, however, the proposed settlement would impose upon Indemnitee any requirement to act or refrain from acting that would materially interfere with the conduct of his or her affairs, Indemnitee may refuse such settlement and proceed in the proceeding, if he or she so desires, at the Corporation’s expense without regard to the limitations imposed by the preceding sentence. In no event, however, shall the Corporation be obligated to indemnify Indemnitee for any amount paid in a settlement that the Corporation has not approved.

(e)    In the case of a proceeding involving a proposed, threatened or pending criminal proceeding, Indemnitee shall be entitled to conduct the defense of the claim, and to make all decisions with respect thereto, with counsel of his or her choice; provided, however, that the Corporation shall not be obligated to indemnify Indemnitee for an amount paid in settlement that the Corporation has not approved.
(f)    Any determination by the Corporation with respect to settlements of a proceeding shall be made by one of the following: (i) if there are two or more qualified directors, by the Board of Directors by a majority vote of all qualified directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more qualified directors appointed by such vote, or (ii) by special legal counsel selected either in the manner prescribed in subclause (i) or, if there are fewer than two qualified directors, by the Board of Directors, in which selection directors who are not qualified directors may participate.
(g)    The Corporation and Indemnitee shall keep confidential, to the extent permitted by law and their fiduciary obligations, all facts and determinations provided or made pursuant to or arising out of the operation of this Section 11, and the Corporation and Indemnitee shall instruct its or his or her agents and employees to do likewise.
Section 10.6    Expedited Indemnification for Exculpated Claims. A director or officer of the Corporation shall be deemed to have met the relevant standard of conduct set forth in La.R.S. 12:1-851(A)(2), and therefore entitled to automatic indemnification, upon a determination by special legal counsel pursuant to La.R.S. 12:1-855B(2) that, with respect to the proceeding for which indemnification has been requested (or with respect to any claim, issue, or matter therein) the director or officer engaged in conduct for which liability has been eliminated under La.R.S. 12:1-832.
Section 10.7    Enforcement.
(a)    The rights provided by this Section 10 shall be enforceable by Indemnitee in any court of competent jurisdiction.
(b)    In any judicial proceeding described in this subsection, the Corporation shall bear the burden of proving that Indemnitee is not entitled to any Expenses sought with respect to any Claim.
Section 10.8    Saving Clause. If any provision of this Section 10 is determined by a court having jurisdiction over the matter to require the Corporation to do or refrain from doing any act that is in violation of applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by law, and such provision, as so modified or reformed, and the balance of this Section 10, shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Section 10 shall be invalidated on any ground, the Corporation shall nevertheless indemnify an Indemnitee to the full extent permitted by any applicable portion of this Section 10 that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

Section 10.9    Non-Exclusivity.
(a)    The indemnification and advancement of Expenses provided by or granted pursuant to this Section 10 shall not be deemed exclusive of any other rights to which Indemnitee is or may become entitled under any statute, article of incorporation, by-law, authorization of shareholders or directors, agreement, or otherwise.
(b)    It is the intent of the Corporation by this Section 10 to indemnify and hold harmless Indemnitee to the fullest extent permitted by law, so that if applicable law would permit the Corporation to provide broader indemnification rights than are currently permitted, the Corporation shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law notwithstanding that the other terms of this Section 10 would provide for lesser indemnification.
Section 10.10    Successors and Assigns. This Section 10 shall be binding upon the Corporation, its successors and assigns, and shall inure to the benefit of the Indemnitee’s heirs, personal representatives, and assigns and to the benefit of the Corporation, its successors and assigns.
Section 10.11    Indemnification of Officers. The Corporation may indemnify and advance expenses to an individual who is a party to a proceeding because he or she was or is an officer of the Corporation or a subsidiary of the Corporation to the same extent as a director.
Section 10.12    Indemnification of Other Persons. The Corporation may indemnify any person not covered by Sections 10.1 through 10.9 to the extent provided in a resolution of the Board of Directors or a separate section of these By-laws.
Section 10.13    Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the Corporation, or who, while a director or officer of the Corporation, serves at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by the individual in that capacity or arising from his or her status as a director or officer, whether or not the individual could be protected against the same liability under the law (specifically, La.R.S. 12:1-832) and whether or not the Corporation would have power to indemnify or advance expenses to the individual against liability under this Section 10.
Section 10.14    Certain Definitions. For purposes of this Section 10, the definitions set forth in La.R.S. 12:1-143 and 12:1-850 shall apply.

ARTICLE XI
ADOPTION AND AMENDMENT OF BY-LAWS
By-laws of the Corporation may be adopted and amended as provided in the Articles of Incorporation.
ARTICLE XII
MISCELLANEOUS
Section 12.1    Dividends. Except as otherwise provided by law, the Articles of Incorporation or these By-laws, dividends upon the stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, property, or shares of stock, subject to the limitations specified in the Articles of Incorporation.
Section 12.2    Voting of Shares Owned by Corporation. Unless otherwise directed by the Board of Directors, any shares of capital stock issued by a wholly-owned subsidiary of the Corporation may be voted by the President of the Corporation, or by any person authorized to do so by the President, at any shareholders’ meeting of the subsidiary (or in connection with any written consent in lieu thereof).
Section 12.3    Fiscal Year. The Board of Directors may adopt for and on behalf of the Corporation a fiscal or a calendar year.
Section 12.4    Facsimile and Other Electronic Signatures. In addition to the provisions for use of facsimile and other electronic signatures elsewhere specifically authorized in these By-laws, facsimile and other electronic signatures of any officer of the Corporation may be used whenever and however authorized by the Board of Directors or by a committee of the Board of Directors.
Section 12.5    Seal. The Board of Directors may adopt a corporate seal, which shall have inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Failure to affix the seal shall not, however, affect the validity of any instrument.